Exhibit 10.17

Deed & Note, Store #1333 - Carolina Lubes

Prepared by:  William D. Harazin

STATE OF NORTH CAROLINA

COUNTY OF WAKE

TRUSTEE'S DEED

This deed made this 1st day of June, 1992 by Richard E. Fowler,
Substitute Trustee, party of the first part, to C. B. Lubes, Inc., 902 Clint Moore Road, Suite 100, Bldg 4, Boca Raton, Florida 33487, party of the second part.

WITNESSETH

WHEREAS, on the 4th day of September, 1987, Robert E. Thum and Deborah
H. Thum currently known as Deborah Riegal executed and delivered unto Jerone C. Herring, Trustee, a certain Deed of Trust, which is recorded in the Office of the Registry of Deeds for Wake County, North Carolina, in Book 4134, Page 0177 and

WHEREAS, by an instrument recorded in the Office of the Registry of Deeds for Wake County, North Carolina in Book 4973, Page 0517, the said Richard E. Fowler, is the duly qualified and acting Substitute Trustee under said Deed of Trust; and

WHEREAS, under and by virtue of the authority conferred by the said
Deed of Trust, and in accordance with the terms and stipulations of the law provided, the said Richard E. Fowler, Substitute Trustee, did on the 7th day of May, 1992, at 11:00 a.m. expose to public re-sale the lands hereinafter described, where and when Richard O. Gamble, Agent became the last and highest bidder for the same at the price of One Hundred Forty-Six Thousand and 00/100 Dollars ($146,000); and

WHEREAS, Richard O. Gamble, Agent, has assigned his bid to C. B.
Lubes, Inc. and the said purchase price has been fully paid or arranged to be paid as in said Deed of Trust prescribed:

NOW, THEREFORE, in consideration of the premises and of the sum of One Hundred Forty-Six Thousand and 00/100 Dollars ($146,000), paid to the said party of the first part by the party of second part, the receipt whereof is hereby acknowledged, and under and by virtue of the power and authority by said Deed of Trust conferred, the said Richard E. Fowler, Substitute Trustee, as aforesaid, does hereby bargain, sell and convey unto the said
C. B. Lubes, Inc., its successors and assigns, that certain parcel or tract or lot of land lying and being in City of Raleigh, County of Wake, State of North Carolina, and defined and described as follows to wit:

BEING ALL OF lot 4, Plantation Square Shopping Center, as per plat recorded in Book of Maps 1987 at Page 224, Wake County Registry.

To have and to hold said land and premises and all privileges and appurtenances thereto belonging unto the said C. B. Lubes, Inc., its successors and assigns forever, in as full and ample manner as the said Richard E. Fowler, Substitute Trustee, as aforesaid, is authorized and empowered to convey the same.

IN WITNESS WHEREOF, the said Richard E. Fowler, Substitute Trustee as aforesaid has hereunto set his hand and affixed his seal, the day and year first above written.

/s/Richard E. Fowler
Richard E. Folwer
Substitute Trustee